Exhibit 10.8

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

TERMINAL SERVICES AGREEMENT

by and between

PHILLIPS 66 PARTNERS HOLDINGS LLC

and

PHILLIPS 66 COMPANY

for

Clifton Ridge and Pecan Grove, Louisiana

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

i

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

ii

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Exhibit A – Scheduled Charges

Exhibit B – Dispute Resolution Procedures

iii

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

TERMINAL SERVICES AGREEMENT

THIS TERMINAL SERVICES AGREEMENT is made and entered into as of the Effective Date by and between PHILLIPS 66 PARTNERS HOLDINGS LLC, a Delaware limited liability company (“Holdings”), and PHILLIPS 66 COMPANY, a Delaware corporation (“Company”).

Recitals

WHEREAS, Holdings owns a certain terminal facility located at 2115 Davison Rd., Sulphur, LA 70665 (the “Clifton Ridge Terminal”), which is suitable, among other things, for receiving and storing Crude Oil delivered by pipeline, truck or vessel and redelivery of such Crude Oil to a pipeline for onward delivery to Company’s refinery at Westlake, Louisiana (the “Lake Charles Refinery”);

WHEREAS, Holdings owns a certain terminal facility located at 1695 Pak Tank Rd., Sulphur, LA, 70665 (the “Pecan Grove Terminal”), which is suitable, among other things, for receiving and storing Crude Oil delivered by barge and redelivery of such Crude Oil to a pipeline for storage at the Clifton Ridge Terminal and to a pipeline for onward delivery to the Lake Charles Refinery; and

WHEREAS, Company intends to deliver Crude Oil to the Clifton Ridge Terminal and the Pecan Grove Terminal (together, the “Terminals”) and desires to have such Crude Oil stored and handled at the Terminals and redelivered into a pipeline for onward delivery to the Lake Charles Refinery, and Holdings desires to provide such terminaling services and the additional services described in this Agreement, for Company, all upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Holdings and Company agree as follows:

Article I. Defined Terms

Section 1.01 Defined Terms.

The following definitions shall for all purposes apply to the capitalized terms used in this Agreement:

(a)	“Agreement” means this Terminal Services Agreement, together with all exhibits attached hereto, as the same may be extended, supplemented or restated from time to time in accordance with the provisions hereof.

(b)	“API MPMS” means the American Petroleum Institute Manual of Petroleum Measurement Standards.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(c)	“ASTM” means ASTM International, a nonprofit organization previously known as the American Society for Testing and Materials.

(d)	“Barrel” means 42 Gallons.

(e)	“Business Day” means any Day except for Saturday, Sunday or an official holiday in the State of Texas.

(f)	“Calendar Quarter” means a period of three consecutive Months beginning on the first Day of each of January, April, July and October.

(g)	“Capacity Commitment” has the meaning set forth in Section 3.02(a).

(h)	“Claims” means any and all judgments, claims, causes of action, demands, lawsuits, suits, proceedings, governmental investigations or audits, losses, assessments, fines, penalties, administrative orders, obligations, costs, expenses, liabilities and damages, including interest, penalties, reasonable attorneys’ fees, disbursements and costs of investigations, deficiencies, levies, duties and imposts.

(i)	“Clifton Ridge Dock” means that certain dock owned by Holdings and located at MM 26 Calcasieu River, Latitude 30°09’12.124” N, Longitude 93°19’55.384” W.

(j)	“Clifton Ridge Terminal” has the meaning set forth in the Recitals.

(k)	“Commitment” means the Minimum Quarterly Dock Commitment and Minimum Quarterly Throughput Commitment, as applicable.

(l)	“Company” has the meaning set forth in the introductory paragraph.

(m)	“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

(n)	“Crude Oil” means any grade or grades of crude petroleum or condensate that is the direct liquid product of oil or gas wells.

(o)	“Day” means the period of time commencing at 0400 hours on one calendar day and running until, but not including, 0400 hours on the next calendar day, according to local time in Houston, Texas.

(p)	“Dock” means either the Clifton Ridge Dock or the Pecan Grove Dock.

(q)	“Dock Deficiency Payment” has the meaning set forth in Section 3.01(b).

(r)	“Docks” means both the Clifton Ridge Dock and the Pecan Grove Dock.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(s)	“Effective Date” means the date of the closing of the initial public offering of common units representing limited partner interests of Phillips 66 Partners LP.

(t)	“Force Majeure” means: (i) acts of God, fires, floods or storms; (ii) compliance with orders of courts or Governmental Authorities; (iii) explosions, wars, terrorist acts or riots; (iv) inability to obtain or unavoidable delays in obtaining material or equipment; (v) accidental disruption of service; (vi) events or circumstances similar to the foregoing (including inability to obtain or unavoidable delays in obtaining material or equipment and disruption of service provided by third parties) that prevent a Party’s ability to perform its obligations under this Agreement, to the extent that such events or circumstances are beyond the Party’s reasonable control and could not have been prevented by the Party’s due diligence; (vii) strikes, lockouts or other industrial disturbances; and (viii) breakdown of refinery facilities, machinery, storage tanks or pipelines irrespective of the cause thereof.

(u)	“Gallon” means a United States gallon of two hundred thirty-one cubic inches of liquid at 60º Fahrenheit, and at the equivalent vapor pressure of the liquid.

(v)	“Governmental Authority” means any government, any governmental administration, agency, instrumentality or other instrumentality or other political subdivision thereof or any court, commission or other governmental authority of competent jurisdiction.

(w)	“Holdings” has the meaning set forth in the introductory paragraph.

(x)	“Holdings Affiliated Parties” means Holdings, Phillips 66 Partners LP and their respective contractors and the directors, officers, employees and agents of each of them.

(y)	“IIC” means a mutually acceptable independent inspection company.

(z)	“Initial Term” has the meaning set forth in Section 2.01.

(aa)	“Lake Charles Refinery” has the meaning set forth in the Recitals.

(bb)	“Law” means all constitutions, laws (including common law), treaties, statutes, orders, decrees, rules, injunctions, licenses, permits, approvals, agreements, regulations, codes, ordinances issued by any Governmental Authority, including judicial or administrative orders, consents, decrees, and judgments, published directives, guidelines, governmental authorizations, requirements or other governmental restrictions which have the force of law, and determinations by, or interpretations of any of the foregoing by any Governmental Authority having jurisdiction over the matter in question and binding on a given Person, whether in effect as of the date hereof or thereafter and, in each case, as amended.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(cc)	“Minimum Quarterly Dock Commitment” has the meaning set forth in Section 3.01(a).

(dd)	“Minimum Quarterly Throughput Commitment” has the meaning set forth in Section 3.02(b).

(ee)	“Month” or “Monthly” means a calendar month commencing at 0400 hours on the first Day thereof and running until, but not including, 0400 hours on the first Day of the following calendar month, according to local time in Houston, Texas.

(ff)	“Non-Conforming Crude Oil” means any Crude Oil that fails to meet specifications established by Phillips 66 Carrier LLC for pipeline transportation of Crude Oil (or in the absence of specifications established by Phillips 66 Carrier LLC, specifications established by Phillips 66 Pipeline LLC).

(gg)	“Normal Business Hours” means the period of time commencing at 0800 hours on one Day and running until 1700 hours on the same Day, according to local time in Houston, Texas.

(hh)	“Notice” means any notice, request, instruction, correspondence or other communication permitted or required to be given under this Agreement.

(ii)	“Parties” means Holdings and Company, collectively.

(jj)	“Partnership Change in Control” means Phillips 66 ceases to Control the general partner of Phillips 66 Partners LP.

(kk)	“Party” means Holdings or Company, individually.

(ll)	“Pecan Grove Dock” means that certain dock owned by Holdings and located at MM 26 Calcasieu River, Latitude 30°09’02” N, Longitude 93°20’05” W.

(mm)	“Pecan Grove Terminal” has the meaning set forth in the Recitals.

(nn)	“Person” means, without limitation, an individual, corporation (including a non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Authority, and shall include any successor (by merger or otherwise) of such entity.

(oo)	“Platts Oilgram” means the publication of that name published by a unit of The McGraw-Hill Companies Inc.

(pp)	“PPI-FG” has the meaning set forth in Section 4.03.

(qq)	“Renewal Term” has the meaning set forth in Section 2.01.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(rr)	“Regular Terminal Operating Hours” means 24 hours per Day, 7 Days per week.

(ss)	“Scheduled Charges” means those fees payable by Company for the services provided by Holdings hereunder, as set forth in Exhibit A.

(tt)	“Storage Variation” has the meaning set forth in Section 10.01.

(uu)	“Tanks” means the storage tanks and all appurtenant and associated pipelines and pumps used in connection with the storage and handling of Crude Oil and other products at a Terminal.

(vv)	“Taxes” means any income, sales, use, excise, transfer, and similar taxes, fees and charges (including ad valorem taxes), including any interest or penalties attributable thereto, imposed by any Governmental Authority.

(ww)	“Terminal” has the meaning set forth in the recitals.

(xx)	“Throughput Deficiency Payment” has the meaning set forth in Section 3.02(c).

Section 1.02 Other Defined Terms.

Other terms may be defined elsewhere in this Agreement, and, unless otherwise indicated, shall have such meanings throughout this Agreement.

Section 1.03 Terms Generally.

The definitions in this Agreement shall apply equally to both singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The word “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references to Articles, Sections and Exhibits shall be deemed to be references to Articles and Sections of, and Exhibits to, this Agreement unless the context requires otherwise.

Article II. Term and Termination

Section 2.01 Term.

This Agreement shall have a primary term commencing on the Effective Date and ending June 30, 2018 (the “Initial Term”), and may be renewed by Company, at Company’s sole option, for up to three successive renewal terms, each with a duration of five years (each, a “Renewal Term”), upon at least 180 Days’ written Notice from Company to Holdings prior to the end of the Initial Term or any Renewal Term. The Initial Term and Renewal Terms, if any, shall be referred to in this Agreement as the “Term.”

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Section 2.02 Termination Following a Force Majeure Event.

If a Force Majeure event prevents Holdings or Company from performing its respective obligations under this Agreement for a period of more than 12 consecutive Months, this Agreement may be terminated by either Party at any time after the expiration of such 12-Month period upon at least 30 Days’ Notice to the other Party.

Section 2.03 Special Termination by Company.

If Company determines to totally or partially suspend refinery operations at the Lake Charles Refinery for a period of at least 12 consecutive Months, the Parties will negotiate in good faith to agree upon a reduction of the applicable Commitment(s) to reflect such suspension of operations. If the Parties are unable to agree to an appropriate reduction of the applicable Commitment(s), then after Company has made a public announcement of such suspension, Company may provide written Notice to Holdings of its intent to terminate this Agreement and this Agreement will terminate 12 Months following the date such Notice is received by Holdings. In the event Company publicly announces, prior to the expiration of such 12-month period, its intent to resume operations at the Lake Charles Refinery, then such Notice shall be deemed revoked and this Agreement shall continue in full force and effect as if such Notice had never been delivered.

Section 2.04 Inventory Settlement.

Upon expiration or termination of this Agreement, any outstanding inventory imbalance on Company’s account must be eliminated within 60 Days of termination and will be settled, for each relevant grade of Crude Oil, at Platt’s Oilgram’s Monthly average price for that grade of Crude Oil for the Month prior to the effective date of such expiration or termination.

Section 2.05 Removal of Crude Oil.

(a)	Company, at its own expense, shall remove all of its Crude Oil from both Terminals no later than the later of (i) the effective date of the termination or expiration of this Agreement, or (ii) ten Days after receipt of Notice to terminate this Agreement in accordance with its terms, provided that Holdings may, in its sole discretion, agree in writing to extend the time for such removal. If, at the end of such period, Company has not removed all of its Crude Oil, then in addition to any other rights it may have under this Agreement, Holdings shall have the right to take possession of such Crude Oil and sell it at public or private sale. In the event of such a sale, Holdings shall withhold from the proceeds therefrom all amounts owed to it hereunder and all expenses of sale (including but not limited to reasonable attorneys’ fees and any amounts necessary to discharge any and all liens against the Crude Oil). The balance of the proceeds, if any, shall be remitted to Company.

(b)	Should any Crude Oil remain in any Tank(s) beyond the expiration or termination of this Agreement, Company shall remain obligated to perform all of the terms and conditions set forth in this Agreement and, in addition, shall pay an additional “Holdover Fee” per Barrel per Month or partial Month, as applicable, determined in accordance with Exhibit A, until all Crude Oil is removed.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(c)	Company shall indemnify and hold Holdings, its parent, their subsidiaries and affiliates, and the directors, officers, employees and agents of each of them, harmless from and against all Claims arising from or related to Company’s failure to remove any Crude Oil in accordance with this Section 2.05 or Holdings’ exercise of its right to take possession of Company’s Crude Oil and sell the same in accordance with this Section 2.05.

Article III. Minimum Commitments

Section 3.01 Quarterly Dock Commitment.

(a)	During each Calendar Quarter, Company shall tender a combined average of at least 150,000 Barrels per Day of Crude Oil to be offloaded at the Docks, in approximately ratable quantities (such combined average, the “Minimum Quarterly Dock Commitment”) at the “Dock Services Fee” determined in accordance with Exhibit A. Holdings shall perform stevedoring services for Company’s Crude Oil at the Docks, including loading and unloading waterborne vessels designated by Company and calling at either Dock, and in connection therewith:

(i)	Customer shall inform Holdings of the estimated time of arrival of each vessel from which Crude Oil is to be unloaded at the Clifton Ridge Dock or the Pecan Grove Dock as soon as practicable and (A) for tankers and to the extent practicable, at each of ten, seven, three, two and one Day before such tanker’s arrival and (B) for barges and to the extent practicable, at each of 72, 48 and 24 hours before such barge’s arrival. If so informed, Holdings will make commercially reasonable efforts to provide such vessel with berthing space within 24 hours after the master, agent or representative of such vessel tenders “notice of readiness” to Holdings, stating that the vessel is ready in all respects to berth at the relevant Dock to discharge Crude Oil. Absent such information, Holdings shall make commercially reasonable efforts to provide such vessel with berthing space to the extent that doing so would not be reasonably likely to impede a vessel that has provided such information.

(ii)	Holdings does not guarantee any particular rate at which Crude Oil will be offloaded from a vessel.

(iii)	Holdings shall not be liable for any demurrage charges for any vessel except to the extent caused by Holdings’ willful misconduct or breach of this Agreement.

(iv)	In no event shall Holdings be responsible for any port expenses (including, but not limited to, pilotage, towage, linemen, fees related to marine preservation or spill prevention).

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(b)	If Company fails to meet its Minimum Quarterly Dock Commitment during any Calendar Quarter, then Company will pay Holdings a deficiency payment (each, a “Dock Deficiency Payment”) equal to the volume of the deficiency multiplied by the “Dock Services Fee” determined in accordance with Exhibit A.

(c)	The dollar amount of any Dock Deficiency Payment paid by Company may be applied as a credit against any amounts incurred by Company and owed to Holdings with respect to volumes of Crude Oil offloaded at the Docks in excess of Company’s Minimum Quarterly Dock Commitment (or, if this Agreement expires or is terminated, to volumes of Crude Oil that would have been in excess of Company’s Minimum Quarterly Dock Commitment if this Agreement were still in effect) during any of the succeeding four Calendar Quarters, after which time any unused credits will expire. This Section 3.01(c) shall survive the expiration or termination of this Agreement.

(d)	Holdings shall provide dock capacity in addition to Company’s Minimum Quarterly Dock Commitment on an “as available” basis, at the “Dock Services Fee” determined in accordance with Exhibit A.

Section 3.02 Capacity and Minimum Quarterly Throughput Commitments.

(a)	Holdings shall provide storage services with respect to, and shall maintain for the use of Company approximately 3,500,000 Barrels of storage capacity at the Clifton Ridge Terminal, subject to reduction for periodic maintenance (the “Capacity Commitment”), and Company shall pay a Monthly fee equal to the “Terminaling Fee” determined in accordance with Exhibit A multiplied by the Capacity Commitment.

(b)	During each Calendar Quarter, Company shall deliver, and accept delivery into a pipeline, at the Clifton Ridge Terminal at least a combined average of 190,000 Barrels per Day of Crude Oil, in approximately ratable quantities (such average, the “Minimum Quarterly Throughput Commitment”). Throughput up to 10,500,000 Barrels per Calendar Quarter is included in the Capacity Commitment; for each Barrel of Crude Oil in excess of the Capacity Commitment, Company shall pay to Holdings an amount equal to the “Activity Fee” determined in accordance with Exhibit A.

(c)	If Company fails to meet its Minimum Quarterly Throughput Commitment during any Calendar Quarter, then Company will pay Holdings a deficiency payment (each, a “Throughput Deficiency Payment”) equal to the volume of the deficiency multiplied by the “Activity Fee” determined in accordance with Exhibit A. For purposes of this calculation, “deficiency” means the amount by which actual throughput is less than the Minimum Quarterly Throughput Commitment but greater than 10,500,000 barrels.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(d)	The dollar amount of any Throughput Deficiency Payment paid by Company may be applied as a credit against any amounts incurred by Company and owed to Holdings with respect to volumes of Crude Oil throughput at the Clifton Ridge Terminal in excess of Company’s Minimum Quarterly Throughput Commitment (or, if this Agreement expires or is terminated, to volumes that would have been in excess of Company’s Minimum Quarterly Throughput Commitment if this Agreement were still in effect) during any of the succeeding four Calendar Quarters, after which time any unused credits will expire. This Section 3.02(d) shall survive the expiration or termination of this Agreement.

(e)	Holdings shall provide throughput services in addition to Company’s Minimum Quarterly Throughput Commitment on an “as available” basis, at the “Activity Fee” determined in accordance with Exhibit A.

Section 3.03 Partial Period Proration.

(a)	If the Effective Date is any Day other than the first Day of a Calendar Quarter, or if this Agreement is terminated on any Day other than the last Day of a Calendar Quarter, then any calculation determined with respect to a Calendar Quarter will be prorated by a fraction, the numerator of which is the number of Days in that part of the Calendar Quarter beginning on the Effective Date or ending on the date of such termination, as the case may be, and the denominator of which is the number of Days in the Calendar Quarter.

(b)	If the Effective Date is any Day other than the first Day of a Month, or if this Agreement is terminated on any Day other than the last Day of a Month, then any quantity based on a Monthly determination will be prorated by a fraction, the numerator of which is the number of Days in that part of the Month beginning on the Effective Date or ending on the date of such termination, as the case may be, and the denominator of which is the number of Days in the Month.

Section 3.04 Special Reduction of Minimum Quarterly Transportation Commitment.

Section 3.05 If Holdings’ use of all or part of a Terminal for the storage and handling of Crude Oil shall be restrained, enjoined, restricted or terminated by (a) any Governmental Authority, (b) right of eminent domain or (c) the owner of leased land, Holdings, upon being notified of such restraint, enjoinder, restriction or termination, shall notify Company and the applicable Commitment(s) shall be reduced to the extent that Holdings’ use of the applicable Terminal is so restrained, enjoined, restricted or terminated.

Article IV. Charges

Section 4.01 Scheduled Charges.

As compensation to Holdings for the services provided by it hereunder, Company shall pay to Holdings the Scheduled Charges determined in accordance with Exhibit A.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Section 4.02 Recovery of Certain Costs.

(a)	If Holdings agrees to make any expenditures at Company’s request, Company will reimburse Holdings for such expenditures or, at Holdings’ option and if the Parties agree, any applicable fees set forth on Exhibit A will be increased, or additional fees shall be added to Exhibit A, or an alternate mechanism shall be adopted to allow Holdings to recover the amount paid for such expenditures over time.

(b)	If new Laws require Holdings to make substantial and unanticipated expenditures in connection with the services Holdings provides to Company under this Agreement, Company will reimburse Holdings for Company’s proportionate share of the costs of complying with such Laws, or at Holdings’ option and if the Parties agree, relevant periodic or unit charges will be increased or an alternate mechanism shall be adopted to allow Holdings to recover such costs over time.

Section 4.03 Adjustments.

As of January 1, 2014, and as of January 1 of each year thereafter while this Agreement is in effect, Holdings may adjust each of the fees set forth on Exhibit A annually by a percentage equal to the greater of zero and the positive change in the Producer Price Index for Finished Goods (Series ID WPUSOP3000) (such Index, the “PPI-FG”), as reported during the Month of October immediately before the effective date of the adjustment, with respect to the 12-Month period ending at the end of the Month of September immediately preceding such publication, provided that if, with respect to any such 12-Month period or periods, the PPI-FG has decreased, Holdings may subsequently increase such fees only to the extent that the percentage change in the PPI-FG since the most recent previous increase in such fees is greater than the aggregate amount of the cumulative decreases in the PPI-FG during the intervening period or periods.

Article V. Storage of Crude Oil

Section 5.01 No Commingled Storage.

Holdings may not commingle Company’s Crude Oil with that of any other Person.

Article VI. Redelivery of Crude Oil

Section 6.01 Redelivery of Crude Oil.

Company shall provide any documentation reasonably required by Holdings to authorize withdrawals by or on behalf of Company from a Terminal. Upon redelivery of Crude Oil to Company or its designated carrier or customer, Holdings shall have no further responsibility for any Claims arising out of possession or use of such Crude Oil.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Section 6.02 Negative Inventory.

Company shall not withdraw from either Terminal a greater volume of any grade of Crude Oil than it has in inventory at that Terminal on the Day of withdrawal.

Article VII. Crude Oil Quality

Section 7.01 Non-Conforming Crude Oil.

(a)	Company agrees not to deliver, or cause to be delivered, any Non-Conforming Crude Oil, into storage in Tanks.

(b)	Company shall be liable for all reasonable costs and losses in curing, removing, or recovering any Non-Conforming Crude Oil except to the extent that such non-conformity is due to the negligence or willful misconduct of Holdings. Holdings, at its sole discretion, may attempt to blend the Non-Conforming Crude Oil, remove and dispose of the Non-Conforming Crude Oil, or, if necessary, recover any Non-Conforming Crude Oil from field locations and, except to the extent that such non-conformity is due to the negligence or willful misconduct of Holdings, Company shall reimburse Holdings for all reasonable costs associated therewith. Except to the extent that a non-conformity is due to the negligence or willful misconduct of Holdings, if Company’s Non-Conforming Crude Oil causes any contamination, dilution or other damages to the Crude Oil of other customers of Holdings, Company agrees to indemnify, defend and hold the Holdings Affiliated Parties, harmless from and against any Claims incurred by, or charged against any of the Holdings Affiliated Parties, as a result of such event and shall be responsible for all costs and liabilities associated with or incurred as a result of such event.

Article VIII. Other Services

Section 8.01 Laboratory Fees and Services.

(a)	If Holdings provides sampling and testing services requested by Company for Crude Oil at the Clifton Ridge Terminal or the Pecan Grove Terminal, Holdings shall charge for each sampling and testing procedure performed as set forth in Holdings’ “Schedule of Rates for Laboratory Services” then in effect. If Holdings contracts with another Person to perform laboratory services, all fees for such services shall be billed to Company at Holdings’ cost.

(b)	Holdings’ liability for sampling and testing services is limited to the charge for the service provided. Holdings shall in no event be liable for special or consequential damages no matter how any losses or damages shall have occurred, including but not limited to any losses or damages caused by Holdings’ negligence. There are no guarantees or warranties of any kind, express or implied, including but not limited to any warranties of merchantability or fitness for a particular purpose whether arising by operation of law or otherwise as a result of services provided.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Section 8.02 Additional Services.

For any service or function not specifically provided for in this Agreement, requested by Company and agreed to by Holdings, there shall be a charge or fee in an amount as agreed upon by the Parties in writing.

Article IX. Operating Hours; Terminal Access

Section 9.01 Operating Hours.

Subject to mechanical breakdowns, Crude Oil quality issues or other operational issues, each Terminal and each Dock shall be operated by Holdings during Regular Terminal Operating Hours.

Section 9.02 Terminal Access.

As a condition to being granted access to either Terminal or either Dock, Company shall require all contractors, carriers and customers designated by it to deliver, receive, sample or inspect Company’s Crude Oil at such Terminal or Dock or to provide any other service for Company, to sign and comply with a terminal access agreement in such form as Holdings may reasonably specify from time to time. Further, Company shall cause all such designated contractors, carriers and customers to comply with all applicable Terminal rules and regulations and Holdings shall make copies of such rules and regulations available to Company and its designated carriers and customers at both Terminals.

Article X. Storage Variations

Section 10.01 Storage Variations.

Company shall bear any losses or gains that may occur while Company’s Crude Oil is in storage (such losses or gains, the “Storage Variations”), except to the extent that Storage Variations result from Holdings’ negligence or willful misconduct or the negligence or willful misconduct of Holdings’ employees, agents, contractors or subcontractors. Each Month, Holdings shall determine for each grade of Crude Oil the physical inventory of such grade of Crude Oil in storage and calculate the Storage Variation for such grade of Crude Oil. Company’s inventory of each such individual grade of Crude Oil in storage at a Terminal shall then be adjusted each Month (increased or decreased) to reflect the Storage Variation.

Article XI. Monthly Statement; Payment; Liens

Section 11.01 Monthly Statement.

(a)	Promptly after the end of each Month, Holdings shall provide Company with a statement showing the previous Month’s beginning inventory, receipts,

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

withdrawals, ending inventory, Storage Variation adjustment and the Scheduled Charges due to Holdings (after application of any credit to which Company may be entitled pursuant to Section 3.01(c) or Section 3.02(c)). If requested by Company, Holdings shall provide Company with copies of individual tank gauge reports, pipeline meter tickets, and truck unloading rack meter tickets for receipts and withdrawals at each Terminal for such Month, if available.

(b)	The Monthly statement for the last Month in each Calendar Quarter shall include any deficiency payment that may be due under Section 3.01(b) or Section 3.02(b).

Section 11.02 Payment.

(a)

Payment of the amount(s) identified on each Monthly statement shall be due, without discount, on the later of (i) two Business Days after such Monthly Statement is received, and (ii) the 22nd Day of the Month in which such Monthly statement is received, provided that if such Day is not a Business Day, then such payment shall be due, without interest, on the next Business Day. Payments not paid by the due date shall bear interest at the rate of the lesser of 1.5% per Month and the maximum rate allowed by Law for each Month or portion of a Month thereafter during which such amount remains unpaid.

(b)	All payments shall be made to Holdings by automated clearing house to an account specified by Holdings from time to time, provided that as long as Holdings is an affiliate of Company, Holdings and Company may settle Company’s financial obligations to Holdings through Company’s normal interaffiliate settlement processes. Any bank charges incurred by Company in remitting funds by automated clearing house shall be for Company’s account. Acceptance by Holdings of any payment from Company for any charge or service after termination or expiration of this Agreement shall not be deemed a renewal of this Agreement or a waiver by Holdings of any default by Company hereunder.

(c)	If Company reasonably disputes any Monthly statement, in whole or in part, Company shall promptly notify Holdings in writing of the dispute and shall pay the undisputed portion according to the terms of this Section 11.02, and shall promptly seek to resolve the dispute including, if necessary, by arbitration as provided in Section 24.01. An arbitral panel may award reasonable interest on any unpaid amount determined to have been due to Holdings but withheld in good faith.

Section 11.03 Liens.

Company hereby grants to Holdings an irrevocable (a) lien on all of Company’s Crude Oil in storage at both Terminals and (b) power of attorney to dispose of such Crude Oil at fair market value to the extent of all amounts owed to Holdings by Company hereunder.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Article XII. Title; Custody

Section 12.01 Title.

Title to all of Company’s Crude Oil received, stored, handled and loaded out by Holdings at a Terminal or a Dock shall remain at all times in Company’s name.

Section 12.02 Custody.

Custody of all Crude Oil received by Holdings hereunder shall pass to Holdings when such Crude Oil passes through the flange connection between a Terminal and (i) a connecting third party pipeline; (ii) a delivering transport truck at the relevant Terminal’s truck unloading rack; or (iii) a vessel and the relevant Dock, as the case may be.

Article XIII. Volume and Quality Determinations

Section 13.01 Volume Determinations.

(a)	All measurements, volume corrections and calibrations will be made in accordance with the API MPMS.

(b)	All volume determinations shall be adjusted to a temperature of 60 degrees Fahrenheit and a pressure of one standard atmosphere (14.7 PSIA) per the API MPMS, Chapter 11 (Table 6A).

(c)	All Crude Oil received by truck will be determined by calibrated custody transfer grade meters.

(d)	All Crude Oil received from or delivered to pipelines will be determined by calibrated custody transfer grade meters or by tank measurements (static tank).

(e)	All Crude Oil received from waterborne vessels will be determined by an IIC using the measurement methods below and will be the basis for preparing relevant shipping documents except in cases of fraud or manifest error. In the absence of an IIC, Holdings’ measurements will be final and binding except in cases of fraud or manifest error. The volumes received from or delivered to waterborne vessels shall be determined by one of the following measurement methods in the following order of preference:

(i)	custody transfer grade meter(s);

(ii)	shore tank(s) measurements (static tank), as determined by the IIC;

(iii)	in the event of an active (versus static) shore tank during any part of the transfer, or if the IIC determines shore quantities to be inaccurate or not representative of the cargo transferred, quantity shall be based on the volumes as determined from measurements of the vessel before and after the transfer with application of a vessel experience factor, if determined valid and applicable by the IIC; or

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(iv)	in the event the IIC determines that the above custody transfer measurement points are inaccurate or not representative of the volume(s) of cargo transferred, the Parties agree to negotiate in good faith to agree upon a new basis for custody transfer volumes.

Section 13.02 Quality Determinations.

(a)	Quality determination of all receipts and deliveries shall be based on a qualified laboratory’s analyses performed on representative samples obtained by the methods outlined below:

(i)	a representative sample of all Crude Oil received by truck will be obtained via flow-proportional in-line sampler that performs according to API MPMS 8.2;

(ii)	a representative sample of all Crude Oil received from or delivered to pipeline will be determined by flow-proportional in-line sampler that performs according to API MPMS 8.2. If a flow-proportional in-line sampler is not available or if it malfunctions, Holdings and Company shall agree on alternate custody transfer samples sources (shore tanks); or

(iii)	a representative sample of all Crude Oil received from waterborne vessels at Terminals will be determined by flow-proportional in-line sampler that performs according to API MPMS 8.2, provided that if a flow-proportional in-line sampler is not available or if it malfunctions, a representative sample will be comprised of volumetric composite samples performed by the IIC from delivering marine vessel’s cargo tanks.

(b)	Volumetric deductions for sediment and water content shall be made by one of the methods described in API MPMS Chapter 10 in the following order of preference:

Characteristic	First Preference	Second Preference	Third Preference
Water	Karl Fisher ASTM D4928	Distillation ASTM D4006)	Centrifuge ASTM D4007 (Lab) or ASTM D96 (Field)
Sediment	Membrane filtration ASTM D4807	Extraction ASTM D473	Centrifuge ASTM D4007 (Lab) or ASTM D96 (Field)

Full deduction for all free water and sediment and water content shall be made according to the ASTM and API MPMS published methods and standards.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Section 13.03 Company’s Right to Witness.

A Company representative may witness testing, calibration of equipment, meter reading, and gauging of Crude Oil at either Terminal, at Company’s expense. In the absence of a Company representative, Holdings’ measurements shall be deemed to be accurate.

Article XIV. Insurance

Section 14.01 Insurance.

Insurance for Company’s Crude Oil, if any, that may be desired by Company, shall be carried by Company at Company’s expense. Should Company elect to carry Crude Oil insurance, then each policy of insurance shall be endorsed to provide a waiver of subrogation rights in favor of Holdings, its parent, and their subsidiaries and affiliates. Holdings shall not be liable to Company for Crude Oil losses or shortages for which Company is compensated by its insurer.

Article XV. Taxes

Section 15.01 Taxes.

Company shall be responsible for and shall pay all sales Taxes and similar Taxes on goods and services provided hereunder and any other Taxes now or hereafter imposed by any Governmental Authority in respect of or measured by Crude Oil handled or stored hereunder or the manufacture, storage, delivery, receipt, exchange or inspection thereof, and Company agrees to promptly reimburse Holdings for any such Taxes Holdings is legally required to pay, upon receipt of invoice therefor. Each Party is responsible for all Taxes in respect of its own real and personal property.

Article XVI. Health, Safety and Environment

Section 16.01 Spills; Environmental Pollution.

(a)	In the event of any Crude Oil spill or other environmentally polluting discharge caused by Holdings’ operation of a Terminal or a Dock, any clean-up associated with any such spill or discharge and any liability resulting from such spill or discharge shall be the responsibility of Holdings, except to the extent such spill or discharge is caused by Company.

(b)

In the event and to the extent of any Crude Oil spill or other environmentally polluting discharge caused by Company or in connection with the operation of Company’s or a third party’s pipeline, vessel, tank truck or transport trailer receiving Crude Oil on Company’s behalf, at its request or for its benefit, Holdings is authorized to commence containment or clean-up operations as deemed appropriate or necessary by Holdings or as required by any Governmental Authority, and Holdings shall notify Company of such operations as soon as

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

practicable. All liability and reasonable costs of containment or clean-up shall be borne by Company except that, in the event a spill or discharge is caused by the joint negligence of both Holdings and Company or a third party pipeline, vessel, tank truck or transport trailer receiving Crude Oil on Company’s behalf, at its request or for its benefit, liability and costs of containment or clean-up shall be borne jointly by Holdings and Company in proportion to each Party’s respective negligence.

(c)	For purposes of this Section 16.01, the negligence of a third party pipeline, barge, tank truck or transport trailer receiving Commodities on Company’s behalf, at its request or for its benefit shall be attributed to Company.

(d)	The Parties shall cooperate for the purpose of obtaining reimbursement if a third party is legally responsible for costs or expenses initially borne by Holdings or Company.

Section 16.02 Inspection.

During Normal Business Hours, Company may: (a) inspect either Terminal and either Dock, including health, safety, and environmental audits by inspector(s) chosen by Company; (b) make physical checks of Crude Oil in storage at either Terminal, (c) audit Holdings’ health, safety, environmental, and operational records relating to the performance of this Agreement and otherwise observe such performance, and (d) subject to the provisions of Section 9.02, enter upon any Terminal or Dock property for any of the foregoing purposes. For clarity, none of the rights identified in this Section 16.02 shall be exercised by Company in such manner as to substantially interfere with or diminish Holdings’ complete control and responsibility for the operation of the Terminals and the Docks.

Section 16.03 Marine Terminals Particulars Questionnaire.

Holdings shall complete and submit relevant portions of the Marine Terminals Particulars Questionnaire promulgated by the Oil Companies International Marine Forum as part of its Marine Terminal Information System, and available online at www.ocimf-mtis.org.

Section 16.04 Incident Notification.

Both Parties undertake to notify the other as soon as reasonably practical, but in no event more than 24 hours, after becoming aware of any accident, spill or incident involving the other’s employees, agents, contractors, sub-contractors or their equipment, or Company’s Crude Oil at a Terminal or at a Dock and to provide reasonable assistance in investigating the circumstances of the accident, spill or incident. Notices required by this Section 16.04 shall be delivered in person, by telephone or by email:

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

If to Holdings:	If to Company:

Phillips 66 Holdings LLC c/o Phillips 66 Pipeline LLC 3010 Briarpark Dr. Houston, TX 77042 Atten: John A. Padilla Division Terminal Manager Telephone: 832-765-1523 Email: john.a.padilla@p66.com	Phillips 66 Company 600 North Dairy Ashford R. Houston, TX 77063 Attn: John E. Sweeney Manager/Loss Control Telephone: 832-765-3017 Email: john.e.sweeney@p66.com

When an accident, spill or incident involving Company’s Crude Oil requires a report to be submitted to a Governmental Authority, this notification shall be made as soon as reasonably practical in compliance with applicable Law, and a copy of the required report shall be delivered to Company at IncidentFollowup@P66.com. Either Party may change its contact information upon Notice to the other in accordance with this Section 16.04 and Section 18.01.

Section 16.05 Vessel Vetting.

Company shall have procedures in place to ensure that all vessels accepted to call at a Dock meet minimum standards of safe operation as established by Holdings. Holdings shall advise Company of specific requirements applicable to either Dock.

Article XVII. Force Majeure

Section 17.01 Suspension during Force Majeure Events.

As soon as possible upon the occurrence of a Force Majeure, a Party affected by a Force Majeure event shall provide the other Party with written notice of the occurrence of such Force Majeure. Each Party’s obligations (other than an obligation to pay any amounts due to the other Party) shall be temporarily suspended during the occurrence of, and for the entire duration of, a Force Majeure event to the extent that such an event prevents Holdings from performing its obligations under this Agreement. Each Party’s obligations (other than an obligation to pay any amounts due to the other Party) shall be temporarily suspended beginning 20 Days after the commencement of, and for the entire remaining duration of, a Force Majeure event to the extent that such event prevents Company from performing its obligations under this Agreement. At the conclusion of the Force Majeure event, the Minimum Quarterly Dock Commitment, Capacity Commitment or Minimum Quarterly Throughput Commitment with respect to each Calendar Quarter in which the Force Majeure event remained in effect shall be ratably reduced to reflect such suspension.

Section 17.02 Obligation to Remedy Force Majeure Events.

A Party affected by a Force Majeure event shall take commercially reasonable steps to remedy such situation so that it may resume the full performance of its obligations under this Agreement within a reasonable period of time.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Section 17.03 Strikes and Lockouts.

The settlement of strikes, lockouts and other labor disturbances shall be entirely within the discretion of the affected Party and the requirement to remedy a Force Majeure event within a reasonable period of time shall not require the settlement of strikes or lockouts by acceding to the demands of an opposing Person when such course is inadvisable in the discretion of the Party having the difficulty.

Section 17.04 Action in Emergencies.

Holdings may temporarily suspend performance of the services to prevent injuries to persons, damage to property or harm to the environment.

Article XVIII. Notices

Section 18.01 Notices.

Unless otherwise specifically provided in this Agreement, all Notices between the Parties given under or in relation to this Agreement shall be made in writing and shall be deemed to have been properly given if: (i) personally delivered (with written confirmation of receipt); or (ii) delivered by a recognized overnight delivery service (delivery fees prepaid), in either case to the appropriate address set forth below:

If to Holdings:	If to Company:

Phillips 66 Holdings LLC c/o Phillips 66 Pipeline LLC 3010 Briarpark Dr. Houston, TX 77042 Attn: President	Phillips 66 Company 3010 Briarpark Dr. Houston, TX 77042 Attn: General Counsel

Either Party may change its address for Notice upon Notice to the other in accordance with this Section 18.01.

Section 18.02 Effective upon Receipt.

Any Notice given in the manner set forth in Section 18.01 shall be effective upon actual receipt if received during Normal Business Hours, or at the beginning of the recipient’s next Business Day if not received during Normal Business Hours.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Article XIX. Applicable Law

Section 19.01 Applicable Law.

Regardless of the place of contracting, place(s) of performance or otherwise, this Agreement and all amendments, modifications, alterations or supplements to it, shall be governed and interpreted in accordance with the laws of the state of Texas, without regard to the principles of conflicts of law or any other principle that might apply the law of another jurisdiction.

Article XX. Limitation of Liability

Section 20.01 No Liability for Consequential Damages.

In no event shall either Party be liable to the other Party for, and no arbitral panel is authorized to award, any punitive, special, indirect or consequential damages of any kind or character resulting from or arising out of this Agreement, including, without limitation, loss of profits or business interruptions, however they may be caused.

Section 20.02 Limitation of Liability.

Notwithstanding anything to the contrary in this Agreement, and except for Storage Variations, Holdings shall in no event be liable for loss of, or damage to, Company’s Crude Oil except to the extent caused by Holdings’ negligence or the negligence of Holdings’ employees, agents, contractors or subcontractors in the safekeeping and handling of Company’s Crude Oil. In no event shall Holdings be liable for more than the replacement of lost or damaged Crude Oil or, at its option, payment of the replacement cost of any lost or damaged Crude Oil. Each Party shall be discharged from any and all liability with respect to services performed and any loss or damage Claims arising out of this Agreement unless suit or action is commenced within two years after the applicable cause of action arises.

Article XXI. Default

Section 21.01 Default.

Should either Party default in the prompt performance and observance of any of the terms and conditions of this Agreement, and should such default continue for 30 Days or more after Notice thereof by the non-defaulting Party to the defaulting Party, or should either Party become insolvent, commence a case for liquidation or reorganization under the United States Bankruptcy Code (or become the involuntary subject of a case for liquidation or reorganization under the United States Bankruptcy Code, if such case is not dismissed within 30 Days), be placed in the hands of a state or federal receiver or make an assignment for the benefit of its creditors, then the other Party shall have the right, at its option, to terminate this Agreement immediately upon Notice to the other Party.

Section 21.02 Non-Exclusive Remedies.

Except as otherwise provided, the remedies of Holdings and Company provided in this Agreement shall not be exclusive, but shall be cumulative and shall be in addition to all other remedies in favor of Holdings or Company, at Law or equity.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Section 21.03 Right to Terminate.

In the event of a default by Company, the Scheduled Charges theretofore accrued shall, at the option of Holdings, become immediately due and payable and Holdings shall also have the right, at its option, to terminate this Agreement. In the event of a default by Holdings, Company shall also have the right, at its option, to terminate this Agreement and withdraw its Crude Oil from both Terminals, provided Company has paid Holdings for any Scheduled Charges that have accrued to the date of such withdrawal.

Article XXII. Public Use

Section 22.01 Public Use.

This Agreement is made as an accommodation to Company. In no event shall Holdings’ services hereunder be deemed to be those of a public utility or a common carrier. If any action is taken or threatened by any Governmental Authority to declare Holdings’ services hereunder to be those of a public utility or a common carrier, then, in that event, at the option of Holdings and upon Company’s receipt of Holdings’ Notice, Holdings may restructure and restate this Agreement or terminate this Agreement on the effective date of such action as to the affected Tank(s) or services.

Article XXIII. Confidentiality

Section 23.01 Confidentiality.

The Parties understand and agree that the Scheduled Charges are confidential as between the Parties. Each Party agrees not to disclose such confidential information to any third Person. Each Party may disclose confidential information to its advisors, consultants or representatives (provided that such Persons agree to maintain the confidentiality thereof) or when compelled to do so by Law (but the disclosing Party must notify the other Party promptly of any such request for confidential information before disclosing it, if practicable, so that the other Party may seek a protective order or other appropriate remedy or waive compliance with this Section 23.01). In the event that the other Party does not obtain a protective order or other remedy or does not waive compliance with this Section 23.01, the disclosing Party shall disclose only that portion of the confidential information to which the compelling Person is legally entitled.

Article XXIV. Miscellaneous

Section 24.01 Disputes between the Parties.

Any dispute between the Parties in connection with this Agreement shall be resolved by arbitration in accordance with the procedures set forth in Exhibit B, provided that either Party may seek a restraining order, temporary injunction, or other provisional relief in any court with jurisdiction over the subject matter of the dispute and sitting in Houston, Texas, if such Party in its sole judgment believes that such action is necessary to avoid irreparable injury or to preserve the status quo ante.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Section 24.02 Assignment.

(a)	Neither Party may assign its rights under this Agreement without prior written consent of the other Party except:

(i)	if Company transfers the Lake Charles Refinery, Company may assign this Agreement to the transferee of such asset subject to the provisions of Section 24.02(b); and

(ii)	Holdings may make collateral assignments of this Agreement to secure working capital financing;

provided, however, that in no event shall Company be required to consent to Holdings’ assignment of this Agreement to any Person that is engaged in the business of refining and marketing petroleum products (or that directly or indirectly Controls or is Controlled by a Person that is engaged in the business of refining and marketing petroleum products) in the states of Louisiana or Texas.

(b)	Upon an assignment or partial assignment of this Agreement by either Party, the assigned rights and obligations shall be novated into a new agreement with the assignee, and such assignee shall be responsible for the performance of the assigned obligations unless the non-assigning Party has reasonably determined that the assignee is not financially or operationally capable of performing such assigned obligations, in which case the assignor shall remain responsible for the performance of such assigned obligations.

Section 24.03 Partnership Change in Control.

Company’s obligations hereunder shall not terminate in connection with a Partnership Change in Control. Holdings shall provide Company with Notice of any Partnership Change in Control at least 60 Days prior to the effective date thereof.

Section 24.04 No Third-Party Rights.

Except as expressly provided, nothing in this Agreement is intended to confer any rights, benefits or obligations to any Person other than the Parties, and their respective successors and assigns.

Section 24.05 Compliance with Laws.

Each Party shall at all times comply with all Laws as are applicable to its performance of this Agreement.

Section 24.06 Severability.

If any provision of this Agreement or the application thereof shall be found by any arbitral panel or court of competent jurisdiction to be invalid, illegal or unenforceable to

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

any extent and for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the Parties. In any event, the remainder of this Agreement and the application of such remainder shall not be affected thereby and shall be enforced to the greatest extent permitted by Law.

Section 24.07 Non-Waiver.

The failure of any Party to enforce any provision, condition, covenant or requirement of this Agreement at any time shall not be construed to be a waiver of such provision, condition, covenant or requirement unless the other Parties are so notified by such Party in writing. Any waiver by a Party of a default by any other Party in the performance of any provision, condition, covenant or requirement contained in this Agreement shall not be deemed to be a waiver of such provision, condition, covenant or requirement, nor shall any such waiver in any manner release such other Party from the performance of any other provision, condition, covenant or requirement.

Section 24.08 Entire Agreement.

This Agreement, together with all exhibits attached hereto, constitutes the entire Agreement between the Parties relating to its subject matter and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, between the Parties relating to the subject matter hereof, and there are no warranties, representations or other agreements between the Parties in connection with the subject matter hereof except as specifically set forth in, or contemplated by, this Agreement.

Section 24.09 Amendments.

This Agreement shall not be modified or amended, in whole or in part, except by a written amendment signed by both Parties.

Section 24.10 Survival.

Any indemnification granted hereunder by one Party to the other Party shall survive the expiration or termination of all or any part of this Agreement.

Section 24.11 Counterparts; Multiple Originals.

This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on each of the Parties. Each of the Parties may sign any number of copies of this Agreement. Each signed copy shall be deemed to be an original, but all of them together shall represent one and the same agreement.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Section 24.12 Exhibits.

The exhibits identified in this Agreement are incorporated in this Agreement and constitute a part of this Agreement. If there is any conflict between this Agreement and any exhibit, the provisions of the exhibit shall control.

Section 24.13 Table of Contents; Headings; Subheadings.

The table of contents and the headings and subheadings of this Agreement have been inserted only for convenience to facilitate reference and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

Section 24.14 Construction.

The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring either Party by virtue of the authorship of any of the provisions of this Agreement.

Section 24.15 Business Practices.

Holdings shall use its best efforts to make certain that all billings, reports, and financial settlements rendered to or made with Company pursuant to this Agreement, or any revision of or amendments to this Agreement, will properly reflect the facts about all activities and transactions handled by authority of this Agreement and that the information shown on such billings, reports and settlement documents may be relied upon by Company as being complete and accurate in any further recording and reporting made by Company for whatever purposes. Holdings shall notify Company if Holdings discovers any errors in such billings, reports, or settlement documents.

Section 24.16 Right of First Refusal.

Holdings may not enter into any agreement with any Person other than Company with respect to terminaling services at the Clifton Ridge Terminal or Pecan Grove Terminal during the Term of this Agreement or upon the termination of this Agreement without first disclosing to Company all of the material terms and conditions of such an agreement and allowing Company not less than 60 Days within which to enter into an agreement upon the same terms and conditions.

Section 24.17 Right of First Offer.

Company may not enter into any agreement with any Person other than Holdings with respect to terminaling services in connection with supply of Crude Oil to the Lake Charles Refinery without allowing Holdings an opportunity to offer to provide such services.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Section 24.18 Effect of Company Restructuring.

If Company decides to restructure its supply, refining or sales operations at the Lake Charles Refinery in such a way as could reasonably be expected to materially and adversely affect the economics of Company’s performance of its obligations under this Agreement, then the Parties will negotiate in good faith concerning a reduction in Company’s commitment or an exchange of the Clifton Ridge Terminal or the Pecan Grove Terminal (whichever is adversely affected) for other assets not so affected.

Section 24.19 Effect of Discontinuation of Publication.

If Platts Oilgram ceases to provide the information to be obtained therefrom pursuant to this Agreement, the Parties shall negotiate in good faith to agree upon a replacement publication or pricing mechanism.

[Signature page follows.]

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

IN WITNESS WHEREOF, Holdings and Company have signed this Agreement as of the Effective Date.

PHILLIPS 66 PARTNERS HOLDINGS LLC	PHILLIPS 66 COMPANY

By:	By:
Name:	Name:
Title:	Title:

Signature Page/Terminal Services Agreement (Clifton Ridge and Pecan Grove)

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Exhibit A

Scheduled Charges

1. Dock Services Fee:	$**/Barrel

2. Truck Unloading Fee:	$**/Barrel

3. Terminaling Fee:	$**/Barrel/Month[1]

4. Activity Fee:	$**/Barrel

5. Holdover Fee.	$**/Barrel/Month (or partial Month)

6. Adjustment.	Holdings may adjust all charges set forth in Paragraphs 1, 2, 3, 4 and 5 above annually beginning January 1, 2014, in accordance with Section 4.03.

[1]	If the Effective Date is any Day other than the first Day of a Month, or if this Agreement is terminated on any Day other than the last Day of a Month, then this fee shall be prorated accordingly.

Exhibit A/Page 1

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Exhibit B

Arbitration Procedure

Either Party may initiate dispute resolution procedures by sending a Notice to the other Party specifically stating the complaining Party’s Claim and by initiating binding arbitration in accordance with the Center for Public Resources Rules for Non-Administered Arbitration of Business Disputes, by three arbitrators who shall be neutral, independent, and generally knowledgeable about the type of transaction which gave rise to the dispute. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. §§ 1-16, provided that the arbitrators shall include in their report/award a list of findings, with supporting evidentiary references, upon which they have relied in making their decision. Judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of arbitration shall be Houston, Texas.

Notwithstanding anything herein and regardless of any procedures or rules of the Center for Public Resources, it is expressly agreed that the following shall apply and control over any other provision in this Agreement:

(a)	All offers, conduct, views, opinions and statements made in the course of negotiation or mediation by any of the Parties, their employees, agents, experts, attorneys and representatives, and by any mediator, are confidential, made for compromise and settlement, protected from disclosure under Federal and State Rules of Evidence and Procedure, and inadmissible and not discoverable for any purpose, including impeachment, in litigation or legal proceedings between the Parties, and shall not be disclosed to any Person who is not an agent, employee, expert or representative of the Parties, provided that evidence otherwise discoverable or admissible is not excluded from discovery or admission as a result of presentation or use in mediation.

(b)	Except to the extent that the Parties may agree upon selection of one or more arbitrators, the Center for Public Resources shall select arbitrators from a panel reviewed by the Parties. The Parties shall be entitled to exercise peremptory strikes against one-third of the panel and may challenge other candidates for lack of neutrality or lack of qualifications. Challenges shall be resolved in accordance with Center for Public Resource rules.

(c)	The Parties shall have at least 20 Days following the close of hearing within which to submit a brief (not to exceed 18 pages in length) and ten Days from date of receipt of the opponent’s brief within which to respond thereto.

(d)	The Parties expressly agree that the arbitrators shall not award punitive damages, consequential damages, or attorneys’ fees (except attorneys’ fees specifically authorized by the Agreement).

Exhibit B/Page 1

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(e)	The fees and expenses of any mediator or arbitrator shall be shared equally by the Parties.

(f)	The Parties may, by written agreement (signed by both Parties), alter any time deadline or location(s) for meetings.

Time is of the essence for purposes of the provisions of this Exhibit.

Exhibit B/Page 2